UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 16, 2007

(Date of earliest event reported)

PACIFICNET INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-24985 (Commission File Number)		91-2118007 (IRS Employer Identification No.)
c/o PacificNet Inc. 23/F, Tower A, TimeCourt, No.6 Shuguang Xili, Chaoyang District, Beijing, China 100028 (Address of Principal Executive Offices and zip code)

011-852-2876-2900
(Registrant’s telephone
number, including area code)

______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

On February 16, 2007, the Board of Directors (the “Board”) of PacificNet Inc. (the “Company”) appointed Daniel Lui to serve as Chief Financial Officer of the Company. Mr. Lui has replaced Joseph Levinson who resigned from his position as Chief Financial Officer of the Company and other positions with the Company’s subsidiaries on February 9, 2007. A press release was published on February 16, 2007, to this effect and a copy of it is attached to this report as Exhibit 99.1.

Mr. Daniel Lui has over 17 years of professional and commercial accounting experience, 7 years of which was in Mainland China. He carries the credentials of Chartered Accountant (Alberta, Canada) and CPA-inactive (Washington, USA). He was the Vice President of Finance and Company Secretary of Fiberxon Inc., a leading communications subsystem maker, where he was in charge of Fiberxon’s Finance, Company Secretarial, and Information Technology departments. Prior to joining Fiberxon, Mr. Lui was the Chief Financial Officer of China Motion NetCom Ltd., a wholly owned subsidiary of China Motion Telecom International Limited, a Hong Kong Exchange listed company.  Prior to that, Mr. Lui was Financial Advisory Services Manager of PricewaterhouseCoopers and an auditor at KPMG. Mr. Lui received his Bachelors of Business Administration degree from the University of Hawaii at Manoa and Masters of Business Administration from University of Alberta in Canada.

The Company has entered into a consulting services agreement with Mr. Lui, which sets forth Mr. Lui’s duties as the Chief Financial Officer of the Company and the terms of his compensation.  A copy of the consulting agreement is attached to this report as Exhibit 10.1. The agreement is for a term of three (3) years commencing on March 1, 2007. As compensation for Mr. Levinson’s services he shall receive expense reimbursement and the following salary and other benefits:

(a) Base Salary equal to US$120,000 per annum, payable monthly in equal installments;

(b) Stock Options to purchase up to 60,000 shares of Company common stock per year, vesting in equal installments over a 5 years period; and

(c) Stock Options granted on an annual basis which vest only if the stock price of PacificNet common stock reaches certain thresholds.

The stock options shall be granted to Mr. Lui under the Company’s 2005 Stock Option Plan.

Mr. Lui has no family relationships with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Lui had, or will have, a direct or indirect material interest.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Consulting Service Agreement by and between PacificNet Strategic Investment Holdings Limited and Daniel Lui

99.1	Press Release Dated February 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICNET, INC.

By:  /s/ Victor Tong
Name: Victor Tong
Title:    President

Dated: February 23, 2007

Exhibit Index

Exhibit No.	Description

10.1	Consulting Service Agreement by and between PacificNet Strategic Investment Holdings Limited and Daniel Lui

99.1	Press Release Dated February 16, 2007